UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2013 (August 25, 2013)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reallocation of Available Distribution Reinvestment Plan Shares to Primary Offering

Through August 23, 2013, American Realty Capital Trust V, Inc. (the “Company”) had raised approximately $1.072 billion under its $1.7 billion primary offering of common stock (the “Offering”). Accordingly, on August 25, 2013, in light of such capital raise, the Company’s board of directors authorized the reallocation of unissued shares under the Company’s distribution reinvestment plan (“DRIP”) to the Offering.

Email Relating to Reallocation of DRIP to Offering and Expected Offering Close

On August 27, 2013, Realty Capital Securities, LLC, the exclusive dealer manager for the Offering, sent an email to broker dealers and financial advisors affiliated with members of the Company’s selling group in which it notified such recipients that, through August 23, 2013, the Company had raised approximately $1.072 billion under the Offering. As previously announced, the Offering will close on September 18, 2013. Subscriptions must be received in good order by the Company by October 31, 2013 and must be dated no later than September 18, 2013.

The Company’s board of directors approved the close of the Offering and the reallocation of available DRIP shares to the Offering in light of the Company’s equity raised to date, efficient capital deployment and robust pipeline and the need for an orderly close to the Offering.

The text of the email is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Email dated August 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: August 27, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors